Exhibit 1.1

                CITICORP RESIDENTIAL MORTGAGE SECURITIES, INC.

              Citicorp Residential Mortgage Trust, Series 2007-2

                         REMIC Pass-Through Certificates

                             Underwriting Agreement

                                                                   June 20, 2007

To:   Citigroup Global Markets Inc., as Underwriter
      390 Greenwich Street, 6th Floor
      New York, New York 10013

Ladies and Gentlemen:

      Citicorp Residential Mortgage Securities, Inc., a Delaware corporation ("CRMSI"), proposes to sell to Citigroup Global Markets Inc. (the "Underwriter") the offered class A and class M REMIC Pass-Through Certificates (the "offered certificates") described in Schedule I. The offered certificates evidence ownership interests in a trust (the "Trust") consisting of a pool of mortgage loans described in Schedule I (the "mortgage loans") and related property. The mortgage loans were originated or acquired by the affiliates of CRMSI identified in Schedule I (the "originators"), and will have, at the close of business on the "cut-off date" specified in Schedule I, the aggregate principal balance set forth in Schedule I. CRMSI will elect to treat the Trust, or one or more segregated pools within the Trust, as one or more real estate mortgage investment conduits (each a "REMIC") for purposes of federal income taxation. The offered certificates are to be issued under a pooling and servicing agreement (the "Pooling Agreement"), dated as of the cut-off date, among CRMSI, as Depositor, CitiMortgage, Inc. ("CMI"), as Servicer and Certificate Administrator, U.S. Bank National Association, as Trustee (in such capacity, the "Trustee"), and Citibank, N.A., as Paying Agent, Authenticating Agent and Certificate Registrar.

      CRMSI, Citicorp Trust Bank, fsb ("CTB"), and the Underwriter agree as follows:

1     Purchase and Sale

      Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement, CRMSI agrees to sell to the Underwriter, and the Underwriter agrees to purchase from CRMSI, all of the offered certificates at the purchase price set forth in Schedule I.

2     Delivery and Payment

      CRMSI will deliver one or more certificates representing each class of offered certificates to the Underwriter at the office, on the date and at the time (the "closing date") specified in Schedule I against payment by the Underwriter of the applicable purchase price to or upon the order of CRMSI in the manner provided in Schedule I. Unless otherwise specified in Schedule I, the offered certificates will be registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC"), and the interests of beneficial owners of such offered certificates will be represented by book entries on the records of DTC and its participants. Definitive Certificates representing the offered certificates will be available as set forth in Schedule I.

      CRMSI will make the offered certificates available for inspection by the Underwriter in New York, New York, one business day prior to the closing date.

3     Registration Statement and Prospectus

      (a) CRMSI represents and warrants to the Underwriter that CRMSI has filed a registration statement (File No. 333-132319), including a prospectus, with the Securities and Exchange Commission (the "Commission") on Form S-3 that is effective under the Securities Act of 1933, as amended (the "Securities Act") and no stop order suspending the effectiveness of the registration statement has been issued and no proceedings for that purpose have been initiated by the Commission. CRMSI further represents and warrants to the Underwriter that CRMSI is not an "ineligible issuer" as defined in Rule 405 under the Securities Act at the date specified in paragraph 3.ii of such definition. Such registration statement, as revised, amended or supplemented, including by the filing of the Preliminary Prospectus or the Prospectus (each as defined below), will at the relevant date be the "Registration Statement" at that date. As used in this Agreement, the Registration Statement will include, at the date of their filing, any documents filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference into the prospectus included in the Registration Statement pursuant to Item 12 of Form S-3 under the Securities Act, and the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus will refer to and include the filing of any document under the Exchange Act so incorporated by reference.

      (b) The Underwriter will advise CRMSI of the final structure of the offered certificates sufficiently in advance of the closing date so that CRMSI can prepare a final prospectus relating to the offered certificates (the "Prospectus") for delivery to the Underwriter no later than the closing date. CRMSI will use its best efforts to deliver the Prospectus to the Underwriter as soon as reasonably practicable following the Underwriter's advice of the final structure of the offered certificates. References to the Prospectus at any time will refer to the Prospectus as amended or supplemented at such time. CRMSI has prepared a preliminary prospectus dated June 19, 2007 relating to the offered certificates (the "Preliminary Prospectus"), and has delivered the Preliminary Prospectus to the Underwriter. CRMSI will file each of the Preliminary Prospectus and the Prospectus with the Commission pursuant to and in conformity with Rule 424(b) under the Securities Act. CRMSI will, prior to the termination of the offering of the offered certificates (the "offering"), promptly advise the Underwriter

          (i) when any amendment to the Registration Statement relating to the offered certificates has become effective or any revision of or supplement to the Prospectus has been filed,

          (ii) of any request by the Commission for an amendment of the Registration Statement or the Prospectus or for any additional information with respect thereto,

          (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and

          (iv) of the receipt by CRMSI of any notification with respect to the suspension of the qualification of the offered certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

CRMSI will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain its withdrawal as soon as possible. CRMSI will not file, prior to the termination of the offering, any amendment to the Registration Statement relating to the offered certificates, or any revision of or supplement to the Prospectus, unless a copy has been furnished to the Underwriter for its review prior to filing.

      (c) CRMSI represents and warrants to the Underwriter that

          (i) the Registration Statement, on each of the date of this Agreement, the closing date, and the time of sale (as defined below), the Preliminary Prospectus as of its date and the time of sale, and the Prospectus as of its date and the closing date conformed or will conform in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission,

          (ii) the Registration Statement, as of the date it became effective, each time of sale and the closing date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

          (iii) the Preliminary Prospectus, as of its date and as of each time of sale, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that CRMSI makes no representation or warranty concerning the statements in Schedule I under the heading "Underwriter's Statements to be Included in the Prospectus" furnished to CRMSI by or on behalf of the Underwriter specifically for use in connection with the preparation of the Preliminary Prospectus and the Prospectus (the "Underwriter supplied Prospectus information"), and

          (iv) the Prospectus, as of its date and as of the closing date, does not include and will not include an untrue statement of a material fact and did not omit and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that CRMSI makes no representation or warranty concerning the Underwriter supplied Prospectus information.

For purposes of clauses (iii) and (iv) of this section 3(c), the Preliminary Prospectus and the Prospectus will include static pool information on a website for which a URL address or hyperlink was provided in the Preliminary Prospectus or Prospectus, as applicable, but which information is, pursuant to Item 1105(d) of Regulation AB, not deemed to be part of the Preliminary Prospectus, the Prospectus or the Registration Statement.

In this agreement, "time of sale" means the time of sale (as such term is used in Rule 159 under the Securities Act) of offered certificates by the Underwriter to an investor. The first time of sale occurred at approximately 3:27 p.m. on June 20, 2007.

      (d) The Underwriter represents and warrants to CRMSI that

          (i) the Underwriter supplied Prospectus information in the Preliminary Prospectus, as of the date of the Preliminary Prospectus and as of each time of sale, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and

          (ii) the Underwriter supplied Prospectus information in the Prospectus, as of the date of the Prospectus and as of the closing date, did not include and will not include an untrue statement of a material fact and did not omit and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

      CRMSI acknowledges that the Underwriter supplied Prospectus information comprises the only written information furnished by or on behalf of the Underwriter for inclusion in the Preliminary Prospectus or the Prospectus.

      (e) If CRMSI or the Underwriter determines or becomes aware, subsequent to a time of sale but prior to the closing date, that the Preliminary Prospectus, any Traditional Term Sheet (as defined herein) or any Free Writing Prospectus (as defined herein) delivered to investors prior to the applicable time of sale, or oral statement made by the Underwriter to an investor prior to the applicable time of sale, in each case, when considered in conjunction with all information conveyed at the applicable time of sale, contains an untrue statement of material fact or omits to state a material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading at the time that a contract of sale was entered into, such party shall notify the other parties hereto, and CRMSI shall, in the case of an untrue statement or omission in the Preliminary Prospectus, a CRMSI Free Writing Prospectus (as defined herein), or any ABS ICM (as defined herein) prepared by CRMSI, and the Underwriter shall, in the case of an Underwriter Free Writing Prospectus (as defined herein), any ABS ICM prepared by the Underwriter (other than an Underwriter Free Writing Prospectus), or an oral statement, prepare updated or new disclosure that corrects the misstatements or omissions in the information previously given, and the Underwriter shall provide to any person with whom a Contract of Sale (as defined herein) was entered into (i) such updated or new disclosure, and (ii) information regarding (A) reformation of the Contract of Sale and (B) an ability to elect to terminate or not terminate the prior contract of sale, each as consistent with the Underwriter's good faith interpretation of the requirements of Commission Release No. 33-8591; provided, however, that if CRMSI and the Underwriter so agree, in lieu of CRMSI or the Underwriter preparing and the Underwriter delivering, pursuant to clause (i) above, a corrected Preliminary Prospectus, Traditional Term Sheet, ABS ICM or Free Writing Prospectus, the Underwriter may provide to any such person with whom a Contract of Sale was entered into, the Prospectus, along with the information described in clause (ii) above, in each case consistent with the Underwriter's good faith interpretation of the requirements of Commission Release 33-8591. In the event that the Preliminary Prospectus, any Traditional Term Sheet, any ABS ICM or any Free Writing Prospectus is, in accordance with this section 3(e), updated or supplemented by a corrected Preliminary Prospectus, corrected Traditional Term Sheet, corrected ABS ICM or corrected Free Writing Prospectus that is delivered to investors or by the Prospectus, then each reference in this Agreement to the Preliminary Prospectus, such Traditional Term Sheet, such ABS ICM or such Free Writing Prospectus (including, without limitation, each representation and warranty by CRMSI or the Underwriter, as applicable, with respect to misstatements or omissions in such document) shall refer to such Preliminary Prospectus, such Traditional Term Sheet, such ABS ICM or such Free Writing Prospectus, as so updated or as supplemented, and the time of sale shall refer to the time and date on which such new Contracts of Sale are entered into.

       (f) If, at any time when the Prospectus is required to be delivered under the Securities Act,

          (i) an event occurs as a result of which the Prospectus at such time would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or

          (ii) the Prospectus must be revised, amended or supplemented to comply with the Securities Act or the rules and regulations of the Commission thereunder,

CRMSI will promptly prepare and file with the Commission a revision, amendment or supplement that corrects such statement or omission or effects such compliance. CRMSI will consult with the Underwriter, to the extent reasonably practicable, on the preparation of such revision, amendment or supplement.

      (g) CRMSI will furnish to the Underwriter and its counsel, without charge, so long as delivery of the Prospectus is required under the Securities Act, as many copies of the Prospectus and any revisions or amendments thereof or supplements thereto as reasonably requested.

      (h) If the third anniversary of the effective date of the Registration Statement occurs within three months after the closing date, CRMSI will take action as necessary to permit the public offering and sale of the offered certificates as contemplated by this Agreement.

4     Preliminary term sheet, free writing prospectuses and loan tape

      (a) CRMSI may (but shall not be obligated to) prepare and deliver to the Underwriter, and will promptly file with the Commission, information constituting a "free writing prospectus" (as defined in Rule 405 under the Securities Act, a "Free Writing Prospectus") containing some or all of the following: general information about the offering, the structure of the transaction (exclusive of a description of the characteristics of any particular class of offered certificates), the expected parameters of the mortgage loan pools, the expected subordination levels (+/- 0.5%), transaction parties known to CRMSI, the material tax and ERISA treatment of the Certificates to the extent known to CRMSI, whether the Certificates will be "mortgage related securities" as defined in the Exchange Act, and URL addresses of or hyperlinks to the core prospectus most recently filed by CRMSI with the Commission and to the portion of CRMSI's static pool website containing static pool information required by
Item 1105 of Regulation AB (as determined by CRMSI). Any such Free Writing Prospectus shall be referred to herein as a "CRMSI Free Writing Prospectus." CRMSI will promptly deliver to the Underwriter updated CRMSI Free Writing Prospectuses to correct any material misstatements, or omissions to state a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, in any previous CRMSI Free Writing Prospectuses (if any). References to a CRMSI Free Writing Prospectus (if any) at any time will refer to the CRMSI Free Writing Prospectus (if any) most recently delivered to the Underwriter (including by correction of static pool information on a website referred to in such CRMSI Free Writing Prospectus) sufficiently prior to such time as to reasonably permit the Underwriter to deliver the CRMSI Free Writing Prospectus to the relevant investor prior to the time of sale.

      (b) CRMSI shall provide the Underwriter with one or more loan tapes containing "loan level" listings of the mortgage loans, which may contain "nonpublic personal information" within the meaning of Regulation S-P of the Commission. The Underwriter acknowledges that, to the extent the listing of the mortgage loans contains any nonpublic personal information, the Underwriter will be bound by the provisions of Rule 11 of Regulation S-P and other applicable law regarding limits on redisclosure and reuse of such information.

      (c) CRMSI represents and warrants to the Underwriter that:

          (i) Any CRMSI Free Writing Prospectus will (A) contain the legend required by section (c)(2)(i) of Rule 433 under the Securities Act, (B) identify the Commission file number of the Registration Statement or the Commission file serial number of the Trust, as applicable, and (C) if so required under such Rule, will be filed with the Commission in accordance with Rule 433 under the Securities Act.

          (ii) At the time of sale, the CRMSI Free Writing Prospectus (if any), and the loan tape most recently furnished by CRMSI to the Underwriter (as supplemented or corrected by CRMSI sufficiently prior to such time as to reasonably permit the Underwriter to correct any statement made to an investor in reliance on the unsupplemented or uncorrected loan tape), did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (d)   (i)  The Underwriter may prepare and convey a preliminary term sheet that consists of information contemplated by the definition of "ABS informational and computational materials" in Item 1101(a) of Regulation AB under the Securities Act (any such term sheet "ABS ICM") to a potential investor prior to entering into a contract of sale within the meaning of Rule 159 under the Securities Act (a "Contract of Sale") with such investor; provided, however, that the Underwriter shall not enter into a Contract of Sale with such investor unless the Underwriter has complied with section 4(g) prior to such Contract of Sale; provided further that, in the case of any ABS ICM other than a Traditional Term Sheet (as defined below), the Underwriter shall convey such ABS ICM only in the form of a Free Writing Prospectus pursuant to Rule 433 under the Securities Act and shall not convey such ABS ICM in reliance on Rules 167 and 426 under the Securities Act; and provided further that, if such ABS ICM contains any information that, in the reasonable judgment of CRMSI, conflicts with the Registration Statement (any such ABS ICM, a "Traditional Term Sheet"), the Underwriter shall convey such Traditional Term Sheet in reliance on Rules 167 and 426 under the Securities Act and shall not convey such Traditional Term Sheet as a Free Writing Prospectus under Rule 405 or Rule 433 under the Securities Act. The Underwriter shall keep sufficient records of any conveyance of any ABS ICM to potential or actual investors and shall maintain such records as required by the rules and regulations under the Securities Act.

          (ii) In the case of any ABS ICM that contains information of the type specified in paragraphs (1) or (3) of the definition of "ABS informational and computational materials" in Item 1101(a) of Regulation AB under the Securities Act (such ABS ICM, a "Structural Term Sheet") or that constitutes a Traditional Term Sheet, that the Underwriter proposes to convey to investors, the Underwriter: (x) shall deliver a copy of the proposed Traditional Term Sheet or Structural Term Sheet to CRMSI and its counsel at least one business day prior to the anticipated first use; (y) shall not convey such Traditional Term Sheet or Structural Term Sheet if CRMSI or its counsel reasonably objects thereto; and (z) shall convey the final form of any such Traditional Term Sheet or Structural Term Sheet to counsel for CRMSI.

      (e) The Underwriter represents and warrants to CRMSI that each ABS ICM prepared by the Underwriter and conveyed by the Underwriter prior to the applicable Contract of Sale, as of the date of such ABS ICM, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, when considered in conjunction with the Preliminary Prospectus, in the light of the circumstances under which they are made, not misleading; provided, however, that the Underwriter makes no representation or warranty to the extent that (i) any untrue statement or omission was the result of an untrue statement or omission in any information furnished by CRMSI to the Underwriter specifically for inclusion in such ABS ICM (such information, the "Seller Information") that was not corrected by information subsequently supplied by CRMSI to the Underwriter sufficiently prior to the time of sale to reasonably permit the Underwriter to correct any statement made to an investor in reliance on the unsupplemented or uncorrected information, or (ii) the pertinent information in the ABS ICM substantially restates a statement in the Registration Statement, Preliminary Prospectus, Prospectus or CRMSI Free Writing Prospectus (if any) (a "Restatement") and does not omit a statement in the Registration Statement, Preliminary Prospectus, Prospectus or CRMSI Free Writing Prospectus (if any) necessary to make such Restatement, when considered in conjunction with the ABS ICM and other information delivered to the prospective investor prior to the applicable time of sale, in light of the circumstances under which the Restatement was made, not misleading.

      (f) The Underwriter represents and warrants to CRMSI that any written communication containing material information about CRMSI or its affiliates or the offered certificates furnished to a prospective investor by it, other than a CRMSI Free Writing Prospectus, the Preliminary Prospectus, the Prospectus, the Registration Statement or any loan tape furnished by CRMSI to the Underwriter

          (i) conformed to the terms and conditions for a communication in Rule 134 or a free writing prospectus in Rule 433 under the Securities Act,

          (ii) if a Free Writing Prospectus prepared by the Underwriter (any such Free Writing Prospectus, an "Underwriter Free Writing Prospectus"), consisted solely of ABS ICM and/or information relating to the class, size, rating, price, CUSIPs, coupon, yield, spread, benchmark, status, legal maturity date, weighted average life, expected final payment date, trade date, payment window, eligibility to be purchased by ERISA plans, status of the subscriptions, oversubscription, allocation, confirmation of sale and expected pricing parameters of the offered certificates,

          (iii) if an Underwriter Free Writing Prospectus other than ABS ICM referred to in Section 4(e), did not at the time of sale include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, when considered in conjunction with the Preliminary Prospectus, in light of the circumstances under which they were made, not misleading, except that the Underwriter does not make any representation or warranty to the extent that
                 (A) any misstatement or omission was the result of a misstatement or omission in Seller Information that was not corrected by information subsequently supplied by CRMSI to the Underwriter sufficiently prior to the time of sale as to reasonably permit the Underwriter to correct any statement made to the investor in reliance on such unsupplemented or uncorrected information, or (B) the information is a Restatement and does not omit a statement in the Registration Statement, Preliminary Prospectus, Prospectus or CRMSI Free Writing Prospectus (if any) necessary to make the Restatement, when considered in conjunction with such Underwriter Free Writing Prospectus and other information delivered to the prospective investor prior to the time of sale, in light of the circumstances under which the Restatement was made, not misleading, and

          (iv) will (A) contain the legend required by section (c)(2)(i) of Rule 433 or section (b)(2)(iv) of Rule 167, as applicable, under the Securities Act, (B) identify the Commission file number of the Registration Statement or the Commission file serial number of the Trust, as applicable, and (C) if so required under either such Rule, will be filed with the Commission in accordance with Section 426 or 433, as applicable, under the Securities Act.

      (g) The Underwriter will not sell, and will obligate each dealer to whom it sells any offered certificates (which obligation may be in the form of a trade stipulation and which must name CRMSI as an intended third party beneficiary) not to sell, any offered certificates to any investor prior to the time the Prospectus is filed with the Commission unless prior to the time of sale the Underwriter delivers to the investor the Preliminary Prospectus and a Free Writing Prospectus containing information with respect to the pass-through rate and price to investors of the related class of offered certificates.

      (h) (i) The Underwriter shall deliver to CRMSI each Underwriter Free Writing Prospectus prepared by the Underwriter that contains any "issuer information," as defined in Rule 433(h) under the Act and footnote 271 of Securities Act Release No. 33-8591 ("Issuer Information") if such Underwriter Free Writing Prospectus or the portion thereof consisting of Issuer Information is required to be filed by CRMSI with the Securities and Exchange Commission pursuant to Rule 433 under the Securities Act.

          (ii) Any Free Writing Prospectus that is required to be delivered pursuant to section 4(h)(i) shall be delivered by the Underwriter to CRMSI no later than two business days prior to the due date for filing of the Prospectus pursuant to Rule 424(b) under the Securities Act; provided, however, that if such Free Writing Prospectus contains any information other than ABS ICM, it shall instead be delivered by the Underwriter to CRMSI not later than one business day prior to the date of first use of such Free Writing Prospectus.

          (iii) The Underwriter will file with the Commission not later than the date of its first use any Free Writing Prospectus that is distributed by or on behalf of the Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination. CRMSI will provide the Underwriter with any filing information needed to complete such filing.

      (i) The Underwriter will retain for three years following conclusion of the offering:

          (i) all Free Writing Prospectuses that it has used in the offering that are not filed with the Commission, and

          (ii) written records documenting, as to each investor in offered certificates, the time of sale, and the date on which each CRMSI term sheet that constitutes a Free Writing Prospectus and each Free Writing Prospectus, prepared by or on behalf of the Underwriter was conveyed to the investor.

      If there is any litigation or threatened litigation or there are any regulatory inquiries or proceedings or threatened regulatory inquiries or proceedings against CRMSI or any of its affiliates with respect to the offering, the Underwriter will, on CRMSI's request, make copies of such records available to CRMSI.

      (j) The Underwriter will promptly provide CRMSI with any information within the Underwriter's reasonable control that CRMSI reasonably requests to enable CRMSI to meet its disclosure and reporting obligations under the Securities Act and the Exchange Act in connection with the offered certificates. The Underwriter will use its best efforts to cause any credit enhancement provider, derivative counterparty, special servicer or credit risk manager (or any other transaction related party with respect to which information must be disclosed pursuant to Regulation AB) arranged by the Underwriter in connection with the offered certificates to promptly provide to CRMSI such narrative disclosure, financial information, including required accountants' consents, and other information as CRMSI may reasonably request to enable CRMSI to meet its disclosure and reporting obligations under the Securities Act and the Exchange Act.

      (k) Notwithstanding any other provision of this Agreement, in any action by CRMSI or the Underwriter against the other party to enforce any rights under this section 4, the losing party will pay all reasonable costs and expenses of the prevailing party, including reasonable legal fees and expenses, incurred in connection with such action.

5     Other representations and warranties

      CRMSI represents and warrants to the Underwriter that:

      (a) Each of the class A, class M-1, class M-2 and class M-3 offered certificates will, when issued, be a "mortgage related security," as defined in section 3(a)(41) of the Exchange Act, and each of the offered certificates, when validly authenticated, issued and delivered in accordance with the Pooling Agreement, will be duly and validly issued and outstanding and entitled to the benefits of the Pooling Agreement.

      (b) Compliance by CRMSI with the provisions of this Agreement and the Pooling Agreement do not, and will not on the closing date, conflict with CRMSI's certificate of incorporation or by-laws or any contract to which CRMSI is a party.

      (c) On the closing date, each of this Agreement and the Pooling Agreement will have been duly authorized, executed and delivered by CRMSI and, assuming the valid execution of such agreements by the other parties, each such agreement will constitute a valid and binding agreement of CRMSI enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights and by general equity principles.

      (d) CRMSI has been duly organized and is validly existing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus.

6     Expenses; Blue Sky

      (a) CRMSI will pay all expenses incidental to the performance of its obligations under this Agreement, including expenses of

          (i) preparing, filing and reproducing the Prospectus, the Preliminary Prospectus, the Registration Statement, the CRMSI Free Writing Prospectus (if any), this Agreement, and the Pooling Agreement, and filing any ABS ICM,

          (ii) KPMG LLP ("KPMG") (except as set forth in clause (G) below), and

          (iii)  preparing and delivering the offered certificates to DTC,

provided, however, that except as provided in this section (a) and in section 8, the Underwriter will pay (A) all of its own expenses, including the fees of Orrick, Herrington & Sutcliffe LLP, as counsel to the Underwriter, and any other counsel to the Underwriter, (B) any transfer taxes on resale of any of the offered certificates by it, (C) advertising expenses connected with any offers made by the Underwriter, (D) expenses of printing the Prospectus and the Preliminary Prospectus, (E) preparing and reproducing any ABS ICM or Free Writing Prospectus prepared by or on behalf of the Underwriter, (F) filing any Free Writing Prospectus that is required to be filed by the Underwriter pursuant to Rule 433 under the Securities Act and (G) a letter of KPMG, in form and substance satisfactory to the Underwriter, with respect to information of an accounting, financial or statistical nature in any ABS ICM prepared by the Underwriter.

       (b) CRMSI will use its best efforts to arrange for, and will pay all expenses of, the qualification of the offered certificates for sale under the laws of such jurisdictions within the United States as the Underwriter may reasonably designate, to maintain such qualifications in effect so long as required for the distribution of the offered certificates and to arrange for the determination of the legality of the offered certificates for purchase by institutional investors. However, CRMSI will not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

      (c) If for any reason other than default by the Underwriter in its obligation to purchase the offered certificates or termination by the Underwriter pursuant to section 11, CRMSI does not deliver the offered certificates as provided in this agreement, CRMSI will reimburse the Underwriter for its out-of-pocket expenses (including reasonable fees and disbursements of its counsel) reasonably incurred by the Underwriter in preparing to purchase the offered certificates, but CRMSI will have no further liability to the Underwriter with respect to the offered certificates, except as provided in sections 6(a) and 6(b) above.

7     No Fiduciary Relationship

      (a) The Underwriter has been retained solely to act as underwriter in connection with the sale of the offered certificates, and no fiduciary, advisory or agency relationship between CRMSI or CTB, on the one hand, and the Underwriter on the other, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising CRMSI or CTB on other matters. CRMSI and CTB acknowledge that the Underwriter has not provided, and is not expected to provide, any legal, accounting, regulatory or tax advice to CRMSI or CTB with respect to such transactions.

      (b) The purchase price was established by CRMSI following discussions and arm's-length negotiations with the Underwriter, and CRMSI is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement.

      (c) Each of CRMSI and CTB has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions that may involve interests that differ from those of CRMSI and CTB, and that the Underwriter has no obligation to disclose such interests and transactions to CRMSI or CTB by virtue of any fiduciary, advisory or agency relationship.

      (d) Each of CRMSI and CTB waives, to the fullest extent permitted by applicable law, any claims it may have against the Underwriter for breach of fiduciary duty, and agrees that the Underwriter will have no liability (whether direct or indirect) to CRMSI or CTB in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of CRMSI or CTB, including stockholders, employees or creditors of CRMSI or CTB. Any review by the Underwriter of CRMSI, the transactions contemplated by this agreement or any related matters will be performed solely for the Underwriter's benefit and not on behalf of CRMSI or CTB.

8     Conditions to the Obligation of the Underwriter

      The Underwriter's obligation to purchase the offered certificates will be subject to the accuracy in all material respects of CRMSI's representations and warranties in this Agreement at the date of this Agreement and the closing date, to the accuracy of the statements of CRMSI made in any officer's certificate delivered pursuant to this Agreement, to the performance by CRMSI of its obligations under this Agreement, and to the following additional conditions on the closing date:

      (a) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose instituted and pending or, to CRMSI's knowledge, threatened by the Commission.

      (b) CRMSI has delivered to the Underwriter a certificate of CRMSI, dated the closing date and signed by the President, Senior Vice President, Vice President or an Assistant Vice President of CRMSI, to the effect that the signer of the certificate has examined the Registration Statement, the Prospectus and this Agreement and that:

          (i) CRMSI's representations and warranties in this Agreement are true and correct in all material respects on the closing date with the same effect as if made on the closing date, and CRMSI has complied with all agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the closing date; and

          (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose instituted and pending or, to such officer's knowledge, threatened as of the closing date.

      (c) CRMSI has delivered to the Underwriter one or more opinions, dated the closing date, of Cadwalader, Wickersham & Taft LLP, Michael Tarpley, Assistant General Counsel - Capital Markets, of Citigroup Inc., or Robert T. Langston, Senior Vice President and General Counsel of CTB, to the effect that:

          (i) Each of CRMSI and CMI is a validly existing corporation in good standing under the laws of the State of Delaware and the State of New York, respectively, with corporate power and authority under such laws to own its properties and assets and conduct its business as described in the Prospectus;

          (ii) Citibank, N.A. has been duly chartered and is validly existing as a national banking association in good standing under the laws of the United States;

          (i) The offered certificates have been duly authorized and, when executed and authenticated in accordance with the terms of the Pooling Agreement and delivered to and paid for by the Underwriter pursuant to this Agreement, will be validly issued and outstanding and enforceable in accordance with their terms (except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights and by general principles of equity) and will be entitled to the benefits provided by the Pooling Agreement;

          (ii) Assuming that the offered class A, class M-1, class M-2 and class M-3 offered certificates are rated at the time of issuance in one of the two highest rating categories by a nationally recognized statistical rating organization, each such offered certificate at such time will be a "mortgage related security," as defined in section 3(a)(41) of the Exchange Act;

          (iii) The Pooling Agreement has been duly authorized, executed and delivered by CRMSI, CMI, as Servicer and Certificate Administrator, and Citibank, N.A., as Paying Agent, Authenticating Agent and Certificate Registrar and, assuming valid execution thereof by U.S. Bank National Association, as Trustee, constitutes a valid and legally binding agreement of CRMSI, CMI, and Citibank, N.A., enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights and by general principles of equity;

          (iv) The Pooling Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust Fund (as defined in the Pooling Agreement) is not required to be registered under the Investment Company Act of 1940, as amended;

          (v) Each originator affiliated with CRMSI is a New York corporation or a federal savings bank, as the case may be, validly existing under applicable law, with full power and authority under such law to own its properties and conduct its business as described in the Preliminary Prospectus and the Prospectus;

          (vi) The mortgage loan purchase agreement relating to the mortgage loans has been duly authorized, executed and delivered by CRMSI and each originator and constitutes the valid and legally binding obligation of CRMSI and each such originator, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights and by general principles of equity;

          (vii) This Agreement has been duly authorized, executed and delivered by each of CRMSI and CTB;

          (viii) The Registration Statement is effective under the Securities Act, and, to the best knowledge of such counsel:

                 (A) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to such counsel's knowledge, have been threatened under the Securities Act.

                 (B) Each of the Registration Statement at its effective date and the closing date, the Preliminary Prospectus at its date and the closing date and the Prospectus at its date and the closing date (in each case, with the exception of any information incorporated by reference therein, any numerical, financial, statistical or quantitative data and any statements regarding tax or ERISA matters) appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

                 (C) The Pooling Agreement and the offered certificates conform in all material respects to the descriptions thereof contained in the Prospectus.

          (ix)   Such other opinions as are required by the Rating Agencies.

Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement and the Pooling Agreement. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than CRMSI, CMI, Citibank, N.A., CTB and the originators. Such opinion may be qualified as an opinion only on the General Corporation Law of the State of Delaware, the laws of each state in which the writer of the opinion is admitted to practice law, and the federal law of the United States.

      (d) CRMSI has delivered to the Underwriter a letter, dated the closing date, of Cadwalader, Wickersham & Taft LLP or Michael Tarpley, Assistant General Counsel - Capital Markets, of Citigroup Inc., to the effect that in the course of such counsel's review of the Registration Statement, the Preliminary Prospectus and the Prospectus and discussion of the same with certain officers of CRMSI and the originators and their auditors, no facts came to the attention of such counsel that led such counsel to believe that

          (i) the Registration Statement, as of its effective date or the closing date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or

          (ii) the Preliminary Prospectus (when considered together with the information omitted therefrom as blanks but included in the Prospectus), as of its date or the first time of sale, and the Prospectus, as of its date or the closing date, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that such counsel need express no view as to any information incorporated by reference or any financial, numerical, statistical or quantitative data in the Registration Statement, the Preliminary Prospectus or the Prospectus.

      (e) CRMSI has delivered to the Underwriter an opinion, dated the closing date, of Cadwalader, Wickersham & Taft LLP, special counsel to CRMSI, to the effect that the statements in the Preliminary Prospectus and the Prospectus under the headings "Core prospectus-Taxation of certificate holders," "Core prospectus-Taxation of the Trust," "Core prospectus-ERISA considerations," "Prospectus supplement-Additional ERISA considerations" and "Prospectus supplement--Federal income tax consequences," are, to the extent such statements constitute matters of law or legal conclusions with respect thereto, accurate in all material respects.

      (f) The Underwriter has received from Orrick, Herrington & Sutcliffe LLP, counsel for the Underwriter, such opinion or opinions, dated the closing date, with respect to the issuance and sale of the offered certificates, the Registration Statement, the Preliminary Prospectus and the Prospectus, and such other related matters as the Underwriter may reasonably request.

      (g) KPMG has furnished to the Underwriter a letter, dated the closing date, in form and substance satisfactory to the Underwriter, stating in effect that they have performed certain specified procedures, agreed upon among KPMG LLP, CRMSI and the Underwriter, as a result of which they have determined that the information of an accounting, financial or statistical nature with respect to "static pool information" contained on CMI's website at www.citimortgagembs.com relating to REMIC pass-through certificates issued by CRMSI after January 1, 2006 and included or referred to in the Prospectus under Rule 312 of the Commission's Regulation S-T, or data relating to mortgage loans for periods after January 1, 2006, agrees with the accounting records of the originators, excluding any questions of legal interpretation.

      (h) KPMG has furnished to the Underwriter a letter, dated the closing date, in form and substance satisfactory to the Underwriter, stating in effect that:

          (i) They have performed certain specified procedures, agreed upon among KPMG, CRMSI and the Underwriter, as a result of which they have determined that the information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the originators and which is obtained from an analysis of a sample of the mortgage loans) set forth in the Preliminary Prospectus and the Prospectus under the caption "Prospectus supplement--Summary--Series overview--the mortgage loans at June 1, 2007 (the cut-off date)" and in the detailed description relating to such prospectus supplement and the mortgage loans agrees with the accounting records of the originators, excluding any questions of legal interpretation.

          (ii) They have compared the data contained in a data sheet or computer tape prepared by CMI for the mortgage loans to information contained in the mortgage loan files furnished by the originators and in such other sources as will be specified by them, based on an appropriate sampling thereof, and found such data and information to be in agreement, unless otherwise noted in such letter.

      (i) KPMG has furnished to the Underwriter a letter, dated the date of the Prospectus, in form and substance satisfactory to the Underwriter, stating in effect that:

          (i) Using the assumptions and methodology used by CRMSI (which include and do not conflict with any assumptions and methodology set forth in the Preliminary Prospectus and the Prospectus), all of which will be described by reference in such letter, they have recalculated the percentages, weighted average lives and weighted average lives to call set forth in the Preliminary Prospectus and the Prospectus in the tables relating to the "Prospectus supplement--Principal balance as percentage of initial principal balance" for each class of offered certificates at certain percentages of the prepayment model to be set forth in the Preliminary Prospectus and the Prospectus, compared the results of their calculations to the corresponding items in the respective table and found each such percentage and weighted average life set forth in each such table to be in agreement with the respective results of such calculations.

          (ii) Using the assumptions and methodology prescribed in the Preliminary Prospectus and the Prospectus, they have recalculated, for each distribution day (as defined in the Preliminary Prospectus and the Prospectus), the aggregate of the amount of cash to be on deposit in the Trust on the determination day immediately preceding such distribution day and found that such aggregate amount equals or exceeds the aggregate amount of interest and distributions in reduction of principal balance that is distributable on the offered certificates on the following distribution day, as recalculated by them.

          (iii) Using the assumptions and methodology prescribed in the Pooling Agreement, the Preliminary Prospectus and the Prospectus, they have recomputed the last distribution day for each class of offered certificates and found such dates to be in agreement with those set forth in the Preliminary Prospectus and the Prospectus.

          (iv) If one or more classes of offered certificates will be entitled to receive distributions in respect of interest at other than a fixed rate or distributions in reduction of principal balance according to a schedule of planned or targeted balances, or have other characteristics which give rise to the use of tables in the Preliminary Prospectus and the Prospectus reflecting yield or cash flow, such letters will also set forth such other statements as are customarily set forth by KPMG in such letters with respect to such classes.

      (j) Subsequent to the date hereof, there will not have occurred any change, or any development involving a prospective change, in or affecting the business or properties of CRMSI which the Underwriter concludes, after consultation with CRMSI, in the judgment of the Underwriter, materially impairs the investment quality of the offered certificates so as to make it impractical or inadvisable to proceed with the public offering or the delivery of the offered certificates as contemplated by the Prospectus.

      (k) The offered certificates have been rated at least the rating or ratings specified in Schedule I by the rating agency or agencies specified in
Schedule I and such ratings will not have been rescinded or placed under review.

      (l) CRMSI has furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably have requested not less than three full business days prior to the closing date.

If any of the conditions specified in this section 8 are not fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement are not in all material respects reasonably satisfactory in form and substance to the Underwriter and its counsel, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the closing date by the Underwriter. Notice of such cancellation will be given to CRMSI in writing, or by telephone or telegraph confirmed in writing.

9     Condition to the Obligation of CRMSI

      The obligation of CRMSI to issue and sell the offered certificates will be subject to the satisfaction of the conditions that the Underwriter has advised CRMSI of the final structure of the offered certificates sufficiently in advance of the closing date so as to enable CRMSI to prepare the Prospectus for delivery to the Underwriter by the closing date.

10    Indemnification and Contribution

      (a) In this section 10,

          (i) "claims" includes losses, claims, damages, expenses (including legal and other expenses reasonably incurred in investigating or defending the claims, and damages resulting from the Underwriter's having to reform a contract for the sale of securities to an investor) or liabilities, joint or several, (or actions in respect thereof) under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, and

          (ii) a "controlling person" of a party is a person that controls the party within the meaning of either the Securities Act or the Exchange Act, and in the case of CRMSI, includes any person who signed the Registration Statement and any of its directors.

      (b) CRMSI will indemnify and hold harmless the Underwriter and each of its controlling persons against any claims to which any of them becomes subject, to the extent such claims arise out of or are based upon

          (i) a breach of any representation or warranty given by CRMSI to the Underwriter in section 3(c)(ii), (iii) or (iv) or 4(c)(ii) or

          (ii) any untrue statement or alleged untrue statement of a material fact, or omission or alleged omission of a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in any static pool information on a website for which a URL address or hyperlink was provided in any ABS ICM or Free Writing Prospectus, to the extent that such static pool information was not corrected by information subsequently supplied by CRMSI to the Underwriter sufficiently prior to the sale of offered certificates to the investor making the claim as to reasonably permit the Underwriter to correct any statement made to the investor based on such untrue or alleged untrue statement or material omission.

      (c) The Underwriter will indemnify and hold harmless CRMSI and each of its controlling persons against any claims to which any of them becomes subject, to the extent such claims are based upon a breach of any express representation or warranty given by the Underwriter to CRMSI in section 3(d), 4(e), or 4(f)(iii).

      (d) The indemnities in sections 10(b) and 10(c) will be in addition to any liability that CRMSI or the Underwriter may otherwise have.

      (e) If a person entitled to indemnification under this section 10 is notified of any action or threatened action involving a claim for which the person may be entitled to seek indemnification or reimbursement under this section 10, the person must promptly notify the indemnifying party in writing of the action. However, such person's failure to notify the indemnifying party will not relieve the indemnifying party from any liability to such person (i) under this section 10 except to the extent that the indemnifying party is materially prejudiced by such failure, or (ii) otherwise than under this section 10. The indemnifying party will be entitled to participate in any such action, and to the extent that it may elect by written notice delivered to the indemnified person promptly after being notified by the indemnified person of the action, to assume the defense thereof, with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified person. However, if the defendants in any such action include both indemnified persons and the indemnifying party, and an indemnified person reasonably concludes that there may be legal defenses available to it and/or other indemnified persons that are different from or additional to those available to the indemnifying party, the indemnified person or persons may select a single separate counsel to assert such legal defenses and to otherwise participate in the defense of the action on behalf of such indemnified person or persons.

Upon the indemnifying party's so assuming the defense of the action, the indemnifying party will not be liable to the indemnified person in connection with the defense thereof, except

          (i) for the expenses of a single separate counsel to represent indemnified persons in accordance with the last sentence in the preceding paragraph, or

          (ii) where the indemnifying party does not employ counsel reasonably satisfactory to the indemnified person within a reasonable time after the indemnified person notifies the indemnifying party of the action.

      The indemnifying party will not be liable for a settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party will indemnify the indemnified person from and against any claim by reason of such settlement or judgment. No indemnifying party will settle any pending or threatened proceeding without the prior written consent of each person who could seek indemnity under this section 10 with respect to such proceeding, unless such settlement

            (i) does not include a statement as to or admission of, fault, culpability or a failure to act by or on behalf of such person, and

            (ii) includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

      (f) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this section 10 is due in accordance with its terms but is legally unavailable or insufficient to hold harmless an indemnified person, CRMSI and the Underwriter will contribute to the aggregate claims to which CRMSI and the Underwriter may be subject in an appropriate proportion to reflect both the relative benefits received by and the relative fault of CRMSI and the Underwriter, except that no person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of fraudulent misrepresentation. The relative benefits received by CRMSI and the Underwriter will be deemed to be in the same proportion as the total net proceeds received by CRMSI bears to the total underwriting discount and commission received by the Underwriter. Relative fault will be determined by reference to whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, or such inaccurate or untrue statement or representation, relates to information supplied by CRMSI or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement, omission or representation. For purposes of this section 10, each controlling person will have the same rights to contribution as the related party. Any person entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such person for which a claim for contribution may be made against a party under this section (f), notify the party from whom contribution may be sought, but the omission to so notify such party will not relieve such party from any other obligation it may have under this section (f) or otherwise. Notwithstanding the foregoing, the Underwriter will not be required to contribute any amount in excess of the amount by which the total price at which the offered certificates were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

11    Termination

      This Agreement will be subject to termination in the absolute discretion of the Underwriter, by notice given to CRMSI prior to delivery of and payment for the offered certificates, if prior to such time (i) trading in securities generally on the New York Stock Exchange has been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York is declared by either federal or New York State authorities, or (iii) there is a material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States makes it, in the reasonable judgment of the Underwriter after consultation with CRMSI, impracticable to market the offered certificates.

12    Representations and indemnities to survive

      The respective agreements, representations, warranties, indemnities and other statements of CRMSI and CTB and their respective officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, CRMSI or CTB or any of the officers, directors or controlling persons referred to in section 10 hereof, and will survive delivery of and payment for the offered certificates. The provisions of sections 10 and 13 hereof will survive the termination or cancellation of this Agreement.

13    Obligation of CTB

      CTB agrees, in consideration of and as an inducement to the Underwriter's purchase of the offered certificates from CRMSI, to indemnify and hold harmless the Underwriter, and each person who controls the Underwriter against any failure by CRMSI to perform any of its obligations under this Agreement, including any obligation of CRMSI to the Underwriter pursuant to sections 6 and 10 hereof, after receipt from the Underwriter of written notice of any such failure.

14    Successors

      This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in section 10 hereof and their respective successors and assigns, and no other person will have any right or obligation hereunder.

15    Applicable law

      This Agreement will be governed by and construed in accordance with the laws of the State of New York.

16    Miscellaneous

      This Agreement supersedes all prior or contemporaneous agreements and understandings relating to its subject matter. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.

17    Notices

      All communications hereunder will be in writing and effective only upon receipt and, if sent to the Underwriter, will be delivered to the Underwriter's address first stated in this Agreement (with a copy to its General Counsel's Office), or if sent to CRMSI, will be delivered to Citicorp Residential Mortgage Securities, Inc., 1000 Technology Drive, O'Fallon, Missouri 63368-2240, Attn:
Daniel P. Hoffman, with a copy to the General Counsel's Office, at the same address, and to Michael S. Zuckert, General Counsel, Finance and Capital Markets, Citigroup Inc., 425 Park Avenue, New York, New York 10043, or if sent to CTB, will be delivered to Citicorp Trust Bank, fsb, 1000 Technology Drive, O'Fallon, Missouri 63368-2240, Attn: Daniel P. Hoffman, with a copy to Robert T. Langston, Senior Vice President and General Counsel, at 4000 Regent Boulevard, Irving, Texas 75063.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to each of the undersigned a copy hereof, whereupon this letter and your acceptance will represent a binding agreement among CRMSI, CTB and the Underwriter.

                                        Very truly yours,

                                        CITICORP RESIDENTIAL MORTGAGE
                                        SECURITIES, INC.

                                        By: /s/ Daniel P. Hoffman
                                           -------------------------------------
                                           Name: Daniel P. Hoffman
                                           Title: Vice President

                                        CITICORP TRUST BANK, fsb

                                        By: /s/ Paul Ince
                                           -------------------------------------
                                           Name: Paul Ince
                                           Title: Chief Financial Officer

The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.

CITIGROUP GLOBAL MARKETS INC.

By: /s/ Taruna Reddy
   -------------------------------------
   Name: Taruna Reddy
         Authorized Signatory

                                   SCHEDULE I

                   Underwriting Agreement dated June 20, 2007

              Citicorp Residential Mortgage Trust, Series 2007-2

                         REMIC Pass-Through Certificates

Description of mortgage loans:      The description under "Prospectus
                                    Supplement-Summary-Series overview - the mortgage loans at June 1, 2007 (the cut-off date)" in the Prospectus.

Offered certificates:               The description of the certificates offered
                                    by the Prospectus under "Prospectus
                                    Supplement -Summary-Series overview - the
                                    Certificates" in the Prospectus.

Purchase price:                     [_____________]% of the aggregate initial
                                    principal balance of the offered
                                    certificates, plus accrued interest from
                                    June 1, 2007 to the closing date.

Originator and Address:             Citicorp Trust Bank, fsb
                                    4000 Regent Boulevard
                                    Irving, Texas 75063

Cut-off date:                       June 1, 2007

Ratings of
offered certificates:               Each class of offered certificates will have
                                    the ratings of the rating agencies shown under "Prospectus Supplement-Summary-Series overview - the Certificates" in the Prospectus.

Denominations:                      $100,000 and any whole dollar amount above
                                    $100,000, except that one certificate of each class may be in a different denomination.

Underwriter's Statements to
be Included in the
Preliminary Prospectus
and the Prospectus:                 The purchase price for the Certificates
                                    offered by the underwriter will be set by the underwriter or negotiated by the purchaser and the underwriter at the time of sale.

                                    Subject to the terms and conditions of the underwriting agreement among CTB, CRMSI and the underwriter, the underwriter will purchase the Certificates from CRMSI upon issuance. The underwriter has committed to purchase all the Certificates if any Certificates are purchased. The underwriter will distribute the Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

                                    In connection with the purchase and sale of the Certificates, the underwriter may be deemed to have received compensation from CRMSI in the form of underwriting discounts.

                                    In connection with this offering, the
                                    underwriter may over-allot or effect
                                    transactions that stabilize or maintain the market price of the offered Certificates at a level above that which might otherwise prevail in the open market. Such stabilizing, if commenced, may be discontinued at any time.

Delivery and Payment:               Same day funds by federal funds wire.

Closing date and Location:          10:00 a.m. (New York City time) on or about
                                    June 28, 2007 at the offices of:

                                    Cadwalader, Wickersham & Taft LLP
                                    One World Financial Center
                                    New York, New York 10281